EXHIBIT 21


                     ST. JUDE MEDICAL, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

St. Jude Medical, Inc. Wholly Owned Subsidiaries:
-------------------------------------------------
* Pacesetter, Inc. - Sylmar, California, Scottsdale, Arizona, and Maven, South Carolina (Delaware corporation) (doing business as St. Jude Medical Cardiac Rhythm Management Division)
*    St. Jude Medical S.C., Inc. - St. Paul, Minnesota (Minnesota corporation)
          - Lifeline Medical Systems, Inc. (Illinois Corporation) (wholly-owned subsidiary of St. Jude Medical S.C., Inc.)
* St. Jude Medical Sales Corporation - St. Paul, Minnesota (Barbados corporation)
*    St. Jude Medical Europe, Inc. - St. Paul, Minnesota (Delaware corporation)
         -        Brussels, Belgium branch
* St. Jude Medical Canada, Inc. - Mississauga, Ontario and St. Hyacinthe, Quebec (Ontario, Canada corporation)
*    151703 Canada, Inc. - St. Paul, Minnesota (Ontario, Canada corporation)
* St. Jude Medical (Hong Kong) Limited - Kowloon, Hong Kong (Hong Kong corporation)
          -    Shanghai and Beijing, China representative offices
          -    Korean and Taiwan branch offices
          -    Mumbai, New Delhi, Calcutta and Chennai, India branch offices
* St. Jude Medical, Inc., Cardiac Assist Division - St. Paul, Minnesota (Delaware corporation), (Assets of St. Jude Medical, Inc., Cardiac Assist Division sold to Bard 1/19/96)
* St. Jude Medical Australia Pty., Ltd. - Sydney Australia (Australian corporation)
*    St. Jude Medical Brasil, Ltda. - Sao Paulo, Brazil (Brazilian corporation)
          - Telectronics Medica, Ltda. - Sao Paulo and Belo Horizonte Brazil (Brazilian corporation)
* Medical Telectronics, Ltd. - Auckland, New Zealand (New Zealand corporation)
*    Daig Corporation - Minnetonka, Minnesota (Minnesota corporation)
*    St. Jude Medical Colombia, Ltda. (Bogota, Colombia) (Colombian corporation)
* St. Jude Medical Cardiovascular Group, Inc. - Maple Grove, Minnesota (Minnesota corporation)
*    SJM Europe, Inc. - St. Paul, Minnesota (Delaware corporation)
          -    Tokyo, Japan branch

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SJM Europe Inc. Wholly Owned Subsidiaries
-----------------------------------------
* St. Jude Medical Puerto Rico, Inc. - Caguas, Puerto Rico (Delaware corporation)
          - St. Jude Medical Puerto Rico Holding, B.V. (Netherlands corporation) (wholly-owned subsidiary of St. Jude Medical Puerto Rico, Inc.)
               - St. Jude Medical Nederland B.V. (Netherlands corporation) (wholly-owned subsidiary of St. Jude Medical Puerto Rico Holding, B.V.)
                    - Telectronics B.V. (Netherlands corporation) (wholly-owed subsidiary of St. Jude Medical B.V.)
               - St. Jude Medical Netherlands Distribution AB (Swedish corporation headquartered in the Netherlands) (wholly-owned subsidiary of St. Jude Medical Puerto Rico Holding, B.V.)
                    - St. Jude Medical Puerto Rico B.V. (Netherlands) (wholly-owned subsidiary of St. Jude Medical Netherlands Distribution AB)
                         -    Puerto Rico branch of St. Jude Medical Puerto Rico
                              B.V.
                    - St. Jude Medical Coordination Center (Belgium branch of St. Jude Medical Netherlands Distribution AB)
*    St. Jude Medical AB (Swedish corporation) (formerly known as Pacesetter AB)
*    St. Jude Medical Sweden AB (Veddesta, Sweden) (Swedish corporation)
*    St. Jude Medical Danmark A/S (Danish corporation)
          - Telectronics Scandinavia Aps (Danish corporation) (wholly-owned subsidiary of St. Jude Medical Danmark A/S)
*    St. Jude Medical Pacesetter Sales AB (Swedish corporation)
* St. Jude Medical (Portugal) - Distribuicao de Produtos Medicos, Lda. (Portuguese corporation)
*    St. Jude Medical Export Ges.m.b.H. (Austrian corporation)
*    St. Jude Medical Medizintechnik Ges.m.b.H. (Austrian corporation)
*    St. Jude Medical Italia S.p.A. (Italian corporation)
*    N.V. St. Jude Medical Belgium, S.A. (Belgian corporation)
          -    Portugal branch
*    St. Jude Medical Espana, S.A. (Spanish corporation)
*    St. Jude Medical France S.A. (French corporation)
*    St. Jude Medical Finland O/y (Finnish corporation)
*    St. Jude Medical Sp.zo.o. (Polish corporation)
*    St. Jude Medical GmbH (German corporation)
*    St. Jude Medical UK Limited (United Kingdom corporation)
*    St. Jude Medical AG (Swiss corporation)